EX-99.906CERT

EXHIBIT 12 (b)

RULE 30a-2(b) CERTIFICATIONS

In connection with the report of Cohen & Steers Quality Income Realty Fund, Inc. (the “Company”) on Form N-CSR as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Adam M. Derechin, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Adam Derechin
Adam M. Derechin
Principal Executive Officer
Date: August 27, 2013

EXHIBIT 12 (b)

RULE 30a-2(b) CERTIFICATIONS

In connection with the report of Cohen & Steers Quality Income Realty Fund, Inc. (the “Company”) on Form N-CSR as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James Giallanza, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James Giallanza
James Giallanza
Principal Financial Officer
Date: August 27, 2013

EXHIBIT 12 (c)

Notification of Sources of Distribution
Pursuant to Section 19(a) of the Investment Company Act of 1940

Cohen & Steers Quality Income Realty Fund, Inc. (RQI)

Cohen & Steers Quality Income Realty Fund, Inc. (NYSE: RQI) (the “Fund”), acting in accordance with an exemptive order received from the Securities and Exchange Commission and with approval of its Board of Directors, adopted a managed distribution policy under which the Fund intends to include long-term capital gains, where applicable, as part of the regular quarterly cash distributions to its shareholders.  This policy will give the Fund greater flexibility to realize long-term capital gains and to distribute those gains on a regular quarterly basis.

The Board of Directors of the Fund declared a quarterly distribution per share for the first quarter 2013.  Please review the following information and important disclosures set forth below.

Amount of Distribution	Ex-Dividend Date	Record Date	Payable Date
$0.1800	March 18, 2013	March 20, 2013	March 28, 2013

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the sources indicated in the table.

DISTRIBUTION ESTIMATES	March 2013		YEAR-TO-DATE (YTD) March 31, 2013*
Source	Per Share Amount	% of Current Distribution	Per Share Amount	% of 2013 Distributions
Net Investment Income	$0.0567	31.50%	$0.0567	31.50%
Net Realized Short-Term Capital Gains	$0.0000	0.00%	$0.0000	0.00%
Net Realized Long-Term Capital Gains	$0.0582	32.33%	$0.0582	32.33%
Return of Capital (or other Capital Source)	$0.0651	36.17%	$0.0651	36.17%
Total Current Distribution	$0.1800	100.00%	$0.1800	100.00%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy. The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.  The amounts and sources of distributions reported in this Notice are only estimates, are likely to change over time, and are not being provided for tax reporting purposes.  The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations.  The amounts and sources of distributions year-to-date may be subject to additional adjustments.

*THE FUND WILL SEND YOU A FORM 1099-DIV FOR THE CALENDAR YEAR THAT WILL TELL YOU HOW TO REPORT THESE DISTRIBUTIONS FOR FEDERAL INCOME TAX PURPOSES.

The Fund’s Year-to-date Cumulative Total Return for fiscal year 2013 (January 1, 2013 through February 28, 2013) is set forth below. Shareholders should take note of the relationship between the Year-to-date Cumulative Total Return with the Fund’s Cumulative Distribution Rate for 2013. Moreover, the Fund’s Average Annual Total Return for the five year period ending February 28, 2013 is set forth below. Shareholders should also note the relationship between the Average Annual Total Return with the Fund’s Current Annualized Distribution Rate for 2013. In addition, the performance and distribution rate information disclosed in the table below is based on the Fund’s net asset value per share (NAV). The Fund’s NAV is calculated as the total market value of all the securities and other assets held by the Fund minus the total liabilities, divided by the total number of shares outstanding. While NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s individual investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market.

Fund Performance and Distribution Rate Information:

Year-to-date January 1, 2013 to February 28, 2013
Year-to-date Cumulative Total Return(1)	5.77%
Cumulative Distribution Rate(2)	1.56%

Five year period ending February 28, 2013
Average Annual Total Return(3)	5.07%
Current Annualized Distribution Rate(4)	6.24%

(1)	Year-to-date Cumulative Total Return is the percentage change in the Fund’s NAV over the year-to-date time period including distributions paid and assuming reinvestment of those distributions.
(2)

Cumulative Distribution Rate for the Fund’s current fiscal period (January 1, 2013 through March 31, 2013) measured on the dollar value of distributions in the year-to-date period as a percentage of the Fund’s NAV as of February 28, 2013.

(3)

Average Annual Total Return represents the compound average of the Annual NAV Total Returns of the Fund for the five year period ending February 28, 2013. Annual NAV Total Return is the percentage change in the Fund’s NAV over a year including distributions paid and assuming reinvestment of those distributions.

(4)	The Current Annualized Distribution Rate is the current fiscal period’s distribution rate annualized as a percentage of the Fund’s NAV as February 28, 2013.

The source of all distributions paid by the Fund, including net investment income, is subject to change. This is because the Fund invests primarily in real estate investment trusts (REITs) and similar companies. Distributions from REITs are attributed to various sources, including net investment income, capital gains and return of capital.  The estimates shown above are based on the prior year breakdown of distributions from the REIT securities held by the Fund.  Until the Fund receives a final determination from these companies as to the source of distributions — generally around January 31 of the following year — the Fund cannot provide a final determination of the source of distributions paid.

This Fund has a managed distribution policy that seeks to deliver the Fund’s long term total return potential through regular quarterly distributions declared at a fixed rate per share.  Distributions may be paid in part or in full from net investment income, realized capital gains and by returning capital, or a combination thereof.  Shareholders should note, however, that if the Fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the Fund’s assets and will constitute a return of the shareholder’s capital.  A return of capital is not taxable; rather it reduces a shareholder’s tax basis in his or her shares of the Fund.  The Board of Directors of the Fund may amend, terminate or suspend the managed distribution policy at any time, which could have an adverse effect on the market price of the Fund’s shares.

Shareholders should not use the information provided in preparing their tax returns. Shareholders will receive a Form 1099-DIV for the calendar year indicating how to report fund distributions for federal income tax purposes.

Notification of Sources of Distribution
Pursuant to Section 19(a) of the Investment Company Act of 1940

Cohen & Steers Quality Income Realty Fund, Inc. (RQI)

Cohen & Steers Quality Income Realty Fund, Inc. (NYSE: RQI) (the “Fund”), acting in accordance with an exemptive order received from the Securities and Exchange Commission and with approval of its Board of Directors, adopted a managed distribution policy under which the Fund intends to include long-term capital gains, where applicable, as part of the regular quarterly cash distributions to its shareholders.  This policy will give the Fund greater flexibility to realize long-term capital gains and to distribute those gains on a regular quarterly basis.

The Board of Directors of the Fund declared a quarterly distribution per share for the second quarter 2013.  Please review the following information and important disclosures set forth below.

Amount of Distribution	Ex-Dividend Date	Record Date	Payable Date
$0.1800	June 18, 2013	June 20, 2013	June 28, 2013

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the sources indicated in the table. All amounts are expressed per common share.

DISTRIBUTION ESTIMATES	June 2013		YEAR-TO-DATE (YTD) June 30, 2013*
Source	Per Share Amount	% of Current Distribution	Per Share Amount	% of 2013 Distributions
Net Investment Income	$0.0553	30.72%	$0.1104	30.67%
Net Realized Short-Term Capital Gains	$0.0000	0.00%	$0.0000	0.00%
Net Realized Long-Term Capital Gains	$0.1247	69.28%	$0.2496	69.33%
Return of Capital (or other Capital Source)	$0.000	0.00%	$0.0000	0.00%
Total Current Distribution	$0.1800	100.00%	$0.3600	100.00%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy. The amounts and sources of distributions reported in this Notice are only estimates, are likely to change over time, and are not being provided for tax reporting purposes.  The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations.  The amounts and sources of distributions year-to-date may be subject to additional adjustments.

*THE FUND WILL SEND YOU A FORM 1099-DIV FOR THE CALENDAR YEAR THAT WILL TELL YOU HOW TO REPORT THESE DISTRIBUTIONS FOR FEDERAL INCOME TAX PURPOSES.

The Fund’s Year-to-date Cumulative Total Return for fiscal year 2013 (January 1, 2013 through May 31, 2013) is set forth below. Shareholders should take note of the relationship between the Year-to-date Cumulative Total Return with the Fund’s Cumulative Distribution Rate for 2013. Moreover, the Fund’s Average Annual Total Return for the five year period ending May 31, 2013 is set forth below. Shareholders should also note the relationship between the Average Annual Total Return with the Fund’s Current Annualized Distribution Rate for 2013. In addition, the performance and distribution rate information disclosed in the table below is based on the Fund’s net asset value per share (NAV). The Fund’s NAV is calculated as the total market value of all the securities and other assets held by the Fund minus the total liabilities, divided by the total number of shares outstanding. While NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s individual investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market.

Fund Performance and Distribution Rate Information:

Year-to-date January 1, 2013 to May 31, 2013
Year-to-date Cumulative Total Return(1)	9.57%
Cumulative Distribution Rate(2)	3.06%

Five year period ending May 31, 2013
Average Annual Total Return(3)	2.59%
Current Annualized Distribution Rate(4)	6.12%

(1)	Year-to-date Cumulative Total Return is the percentage change in the Fund’s NAV over the year-to-date time period including distributions paid and assuming reinvestment of those distributions.
(2)

Cumulative Distribution Rate for the Fund’s current fiscal period (January 1, 2013 through June 30, 2013) measured on the dollar value of distributions in the year-to-date period as a percentage of the Fund’s NAV as of May 31, 2013.

(3)

Average Annual Total Return represents the compound average of the Annual NAV Total Returns of the Fund for the five year period ending May 31, 2013. Annual NAV Total Return is the percentage change in the Fund’s NAV over a year including distributions paid and assuming reinvestment of those distributions.

(4)	The Current Annualized Distribution Rate is the current fiscal period’s distribution rate annualized as a percentage of the Fund’s NAV as May 31, 2013.

The source of all distributions paid by the Fund, including net investment income, is subject to change. This is because the Fund invests primarily in real estate investment trusts (REITs) and similar companies. Distributions from REITs are attributed to various sources, including net investment income, capital gains and return of capital.  The estimates shown above are based on the prior year breakdown of distributions from the REIT securities held by the Fund.  Until the Fund receives a final determination from these companies as to the source of distributions — generally around January 31 of the following year — the Fund cannot provide a final determination of the source of distributions paid.

This Fund has a managed distribution policy that seeks to deliver the Fund’s long term total return potential through regular quarterly distributions declared at a fixed rate per share.  Distributions may be paid in part or in full from net investment income, realized capital gains and by returning capital, or a combination thereof.  Shareholders should note, however, that if the Fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the Fund’s assets and will constitute a return of the shareholder’s capital.  A return of capital is not taxable; rather it reduces a shareholder’s tax basis in his or her shares of the Fund.  The Board of Directors of the Fund may amend, terminate or suspend the managed distribution policy at any time, which could have an adverse effect on the market price of the Fund’s shares.

Shareholders should not use the information provided in preparing their tax returns. Shareholders will receive a Form 1099-DIV for the calendar year indicating how to report fund distributions for federal income tax purposes.